UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                January 27, 2005
                                (Date of report)

                    CARACO PHARMACEUTICAL LABORATORIES, LTD.
             (Exact name of registrant as specified in its charter)

          Michigan                       0-24676                 38-2505723
(State or other jurisdiction    (Commission file number)      (I.R.S. employer
     of incorporation)                                       identification no.)

                1150 Elijah McCoy Drive, Detroit, Michigan 48202
                    (Address of principal executive offices)

                                 (313) 871-8400
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
Year

      On January 27, 2005, the Board of Directors of the Company approved the adoption of an amendment to the Company's bylaws permitting the retention of an accessible adequately safeguarded electronic record of the minutes of meetings and consents of the Board of Directors and shareholders in lieu of an original written or printed record.

      On January 27, 2005, the Board of Directors of the Company resolved to change the Company's fiscal year from December 31 to March 31 commencing in 2005. This change is being effectuated in order to make the Company's fiscal year conform to the March 31 fiscal year of its parent company, Sun Pharmaceutical Industries Limited ("Sun Pharma"). The Company intends to file its Form 10-K for the year ended December 31, 2004 no later than March 16, 2005. The Company intends to file a transition report for the period January 1, 2005 through March 31, 2005 on Form 10-K no later than June 14, 2005. Subsequent to this, the Company's Form 10-Ks will be for the fiscal year April 1 to March 31, the same as Sun Pharma'a fiscal year.

Item 9.01. Financial Statements and Exhibits

c)    Exhibits.

Exhibit No.       Description

3.09              Amendment to Amended and Restated Bylaws dated January 27,
                  2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    CARACO PHARMACEUTICAL LABORATORIES, LTD.


      Date: February 2, 2005            By: /s/ Jitendra N. Doshi
                                        --------------------------------
                                        Jitendra N. Doshi
                                        Chief Executive Officer

                                  Exhibit Index

3.09  Amendment to Amended and Restated Bylaws dated January 27, 2005.


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